Exhibit 99.1

FOR IMMEDIATE RELEASE

Cvent Announces Second Quarter 2013 Financial Results

—     Total revenue of $26.9 million grows 36% year-over-year

—     Initial public offering, closed in August, raises $122.2 million in net proceeds

McLean, VA - September 16, 2013 - Cvent, Inc. (NYSE: CVT), a leading cloud-based enterprise event management platform, today announced its financial results for the quarter ended June 30, 2013.

“We are pleased with the company’s second quarter performance, which was highlighted by strong growth in revenue and increased demand from both new and existing customers of all sizes,” said Reggie Aggarwal, Chief Executive Officer of Cvent. “We are at the early stages of transforming the meeting and events industry with our cloud-based platform, and we believe Cvent is uniquely positioned to capitalize on this multi-billion dollar market opportunity. We believe our recent IPO will help to further advance Cvent’s leadership position by increasing our market awareness and providing us with increased resources to scale our business for the long-term.”

Second Quarter 2013 Financial Highlights

Revenue

•	Total revenue was $26.9 million, an increase of 36% from the comparable period in 2012.

•	Platform Subscription revenue was $18.8 million, an increase of 35% from the comparable period in 2012.

•	Marketing Solutions revenue was $8.1 million, an increase of 39% from the comparable period in 2012.

Operating Income (Loss)

•	GAAP operating loss was ($1.3) million, compared to operating income of $1.3 million in the comparable period in 2012.

•	Non-GAAP operating income was $2.3 million, compared to $4.0 million in the comparable period in 2012.

Net Income (Loss)

•	GAAP net loss was ($2.3) million, compared to net income of $0.5 million for the comparable period in 2012. GAAP net loss per share was ($0.07), based on 33.1 million pro forma diluted weighted average common shares outstanding, compared to a GAAP net income per share of $0.01 for the comparable period in 2012, based on 34.8 million diluted weighted average common shares outstanding.

•	Non-GAAP net income was $1.4 million, compared to $3.2 million in the comparable period in 2012. Non-GAAP net income per diluted share was $0.04, based on 34.6 million pro forma diluted weighted average common shares outstanding, compared to $0.09 for the second quarter of 2012, based on 34.8 million diluted weighted average common shares outstanding.

Adjusted EBITDA

•	Adjusted EBITDA was $4.3 million, compared to $5.3 million in the comparable period in 2012.

Decreases in profitability compared to the year-ago period were due primarily to the impact of companies acquired during 2012, investments in R&D to enhance existing and develop new products, costs of preparing to be a public company and incremental sales & marketing investments.

Balance Sheet

•	Cash, cash equivalents and short-term investments at June 30, 2013 totaled $33.4 million, compared with $40.9 million at the end of the first quarter, with the decrease due primarily to the seasonality of invoicing patterns. Cash and cash equivalents do not include $122.2 million in net proceeds, after underwriting discounts and IPO-related expenses, generated from the completion of the company’s initial public offering in August, 2013.

Second Quarter 2013 and Recent Business Highlights

•	Demonstrated success in signing platform subscriptions with new customers, including ADP, American Honda, Darden Restaurants, Disney, Kaiser Permanente, and Regeneron Pharmaceuticals, and renewals with Allscripts, Bucknell University and Russell Investments, among others.

•	Signed new customers, significant renewals and expanded relationships with Strategic Meeting Management customers such as Deere & Company, GE Capital and Halliburton, among others.

•	Added new customers and expanded existing relationships for marketing solutions with organizations such as Accor Europe, Crowne Plaza Hotels, Dorchester Collection, Fontainebleau Miami Beach, InterContinental Hotel Group of China and Sonesta Collection.

•	Renewed our relationship with HelmsBriscoe and entered into a new partnership with Experient, representing two of the largest professional meeting planning firms in the world. Each of these partners made multi-year commitments to use the Cvent Supplier Network as their sourcing platform, and each has historically sourced tens of thousands of meetings and millions of room nights per year.

•	Introduced a major new release of CrowdCompass that allows for multiple events to be created within one mobile app, as well as the OnArrival mobile app to streamline the onsite event check-in process for meetings and events.

•	Launched a new customer support center in partnership with Salesforce.com to provide our users with an array of on-demand resources.

Business Outlook

Based on information available as of September 16, 2013, Cvent is issuing guidance for the third quarter and full year 2013 as indicated below.

Third Quarter 2013:

•	Total revenue is expected to be in the range of $27.5 million to $27.9 million.

•	GAAP net loss is expected to be in the range of $(2.7) million to $(2.3) million, or $(0.07) to $(0.06) per share, based on 39.7 million basic and diluted weighted average common shares outstanding.

•	Non-GAAP net income (loss) is expected to be in the range of a loss of $(0.1) million to income of $0.3 million, or breakeven to $0.01 per share, based on 39.7 million basic and 42.6 million diluted weighted average common shares outstanding.

•	Adjusted EBITDA is expected to be in the range of $2.1 million to $2.5 million.

Full Year 2013:

•	Total revenue is expected to be in the range of $107.8 million to $108.7 million.

•	GAAP net loss is expected to be in the range of $(7.8) million to $(7.4) million, or $(0.21) to $(0.20) per share, based on 36.5 million basic weighted average common shares outstanding.

•	Non-GAAP net income is expected to be in the range of $2.0 million to $2.5 million, or $0.05 to $0.07 per share, based on 38.0 million diluted weighted average common shares outstanding.

•	Adjusted EBITDA is expected to be in the range of $10.9 million to $11.3 million.

Conference Call Information

What:	Cvent Second Quarter 2013 Financial Results Conference Call
When:	Monday, September 16, 2013
Time:	5:00 p.m. ET
Live Call:	(800) 860-2442, domestic
(412) 858-4600, international
Replay:	(877) 344-7529, passcode 10033406, domestic
(412) 317-0088, passcode 10033406, international
Webcast:	http://investors.cvent.com (live and replay)

The webcast will be archived on Cvent’s website for a period of three months.

About Cvent, Inc.

Cvent, Inc. (NYSE: CVT) is a leading cloud-based enterprise event management platform. Cvent offers software solutions to event planners for online event registration, venue selection, event management, mobile apps for events, e-mail marketing and web surveys. Cvent provides hotels with a targeted advertising platform designed to reach event planners looking for suitable venues. Cvent solutions optimize the entire event management value chain and have enabled clients around the world to manage hundreds of thousands of meetings and events.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Non-GAAP operating income, Adjusted EBITDA, Non-GAAP net income and Non-GAAP net income per share.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Cvent’s financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, and to compare our performance to that of prior periods for trend analyses. We believe that these non-GAAP financial measures provide provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business. Additionally, we have not reconciled the non-GAAP guidance measures disclosed under “Business Outlook” to their corresponding GAAP measures because we do not provide guidance for the various reconciling items such as stock-based compensation, provision for income taxes, depreciation and amortization, costs related to acquisitions, and foreign currency remeasurement and transactions gains and losses, as certain items that impact these measures are out of our control or cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures is not available without unreasonable effort.

Cvent excludes the following items as noted from these non-GAAP financial measures:

Interest income. Cvent excludes this income primarily because it is not considered a part of ongoing operating results.

Provision for income taxes. Cvent excludes this expense (benefit) from certain non-GAAP financial measures primarily because it is largely a non-cash expense (benefit) that Cvent does not consider a meaningful component of our operating results when assessing the performance of our business. The exclusion of this expense (benefit) facilitates the comparison of our business outlooks for future periods with the results from prior periods.

Depreciation and amortization. In accordance with GAAP, operating expenses include amortization of intangible assets such as software development and acquisition of technology. Cvent excludes these items from its non-GAAP financial measures because they are typically static expenses that Cvent does not consider part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories and varied approaches to capitalization of software development.

Stock-based compensation expense. Cvent’s non-GAAP financial measures exclude stock-based compensation, which consists of expenses for stock options and other awards. Cvent excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that are not considered part of ongoing operating results when assessing the performance of our business. Excluding these amounts improves comparability of the performance of the business across periods, and to the results of other companies in our industry, which have their own unique histories associated with stock-based compensation.

Foreign currency remeasurement and transaction losses (gains). Cvent’s non-GAAP financial measures excludes these losses (gains) primarily because they are non-cash, and are driven primarily by our India operations, which for accounting purposes is not considered a stand-alone entity and are remeasured instead of translated. In accordance with GAAP, the losses (gains) associated with remeasuring their financial statements, are recognized through our Consolidated Statements of Operations instead of through our Consolidated Balance Sheets, where translation losses (gains) from most foreign subsidiaries would be included. Excluding these amounts improves comparability of the performance of the business across periods and to the results of other companies in our industry, which generally recognize similar losses (gains) through their Consolidated Balance Sheets.

Costs related to acquisitions and disposition. Cvent’s non-GAAP financial measures exclude contingent consideration included in compensation expense which relates to the potential cash payment to certain employees of acquired companies whose right to receive such payment is forfeited if they terminate their employment prior to the required service period. As the contingent payments are subject to continued employment, GAAP requires that it be accounted for as compensation expense and such expense is subject to revaluation. Cvent excludes this item from its non-GAAP financial measures primarily because it is a component of the deal consideration and it is not considered part of ongoing operating results when assessing the performance of our business. The exclusion of these expenses facilitates the comparison of post-acquisition operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our revenue, net income and profitability margins for the company’s third quarter and year 2013 in the paragraphs under “Business Outlook” above, and other statements regarding our expectations regarding the growth of the meetings and events industry and our market position therein. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, our ability to renew existing customers and attract new customers; our ability to manage our growth effectively; and the volatility of quarterly results and expectations. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our final prospectus for our initial public offering filed on August 9, 2013 and most recent Quarterly Report on Form 10-Q and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Media Contact:

Nevin Reilly

Sloane and Company

nreilly@sloanepr.com

212-446-1893

Investor Contact:

Garo Toomajanian

ICR

ir@cvent.com

703-226-3610

CVENT, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	June 30, 2013	December 31, 2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$20,925	$16,850
Restricted cash	684	455
Short-term investments	12,470	9,320
Accounts receivable, net of reserve of $244 and $505, respectively	16,326	29,081
Prepaid expenses and other current assets	6,995	3,128
Deferred tax assets	2,486	2,486

Total current assets	59,886	61,320
Property and equipment, net	5,733	6,756
Capitalized software development costs, net	7,995	5,428
Intangible assets, net	3,521	3,919
Goodwill	12,505	12,505
Other assets, non-current	796	102

Total assets	$90,436	$90,030

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	2,101	3,272
Accrued and other current liabilities	14,383	13,921
Deferred revenue	51,904	51,554

Total current liabilities	68,388	68,747
Deferred tax liabilities, non-current	2,134	2,134
Other liabilities, non-current	400	419

Total liabilities	70,922	71,300
Commitments and contingencies (Note 8)
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value, 69,675,300 shares authorized and 17,418,807 issued and outstanding	17	17
Common stock, $0.001 par value; 154,492,987 shares authorized at June 30, 2013 and December 31, 2012; 16,376,377 and 15,901,183 shares issued and 15,856,163 and 15,380,969 outstanding at June 30,2013 and December 31, 2012, respectively	16	16
Treasury stock	(3,966)	(3,966)
Additional paid-in capital	45,170	42,409
Accumulated deficit	(21,723)	(19,746)

Total stockholders’ equity	19,514	18,730

Total liabilities and stockholders’ equity	$90,436	$90,030

CVENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Revenue	$26,935	$19,779	$51,295	$38,029
Cost of revenue(1)	7,172	4,628	13,176	9,253

Gross profit	19,763	15,151	38,119	28,776
Operating expenses:
Sales and marketing(1)	12,131	8,420	23,651	16,556
Research and development(1)	2,789	1,886	5,292	3,309
General and administrative(1)	6,154	3,553	10,800	5,688

Total operating expenses	21,074	13,859	39,743	25,553

Income from operations	(1,311)	1,292	(1,624)	3,223
Interest income	123	203	383	471

Income (loss) from operations before income tax expense	(1,188)	1,495	(1,241)	3,694
Provision for income taxes	1,099	982	736	2,311

Net income (loss)	$(2,287)	$513	$(1,977)	$1,383

Net income (loss) per common share:
Basic	$(0.15)	$0.02	$(0.13)	$0.04

Diluted	$(0.15)	$0.01	$(0.13)	$0.04

Weighted average common shares outstanding—basic	15,699,359	33,256,144	15,576,259	33,233,516
Weighted average common shares outstanding—diluted	15,699,359	34,825,627	15,576,259	34,845,587

Pro forma net income (loss) per common share:

Basic	$(0.07)		$(0.06)

Diluted	$(0.07)		$(0.06)

Pro forma weighted average common shares outstanding—basic	33,118,166		32,995,066
Pro forma weighted average common shares outstanding—diluted	33,118,166		32,995,066

(1) Stock-based compensation expense included in the above:

Cost of revenue	$323	$182	$533	$364
Sales and marketing	922	815	1,699	1,632
Research and development	254	152	395	304
General and administrative	311	285	622	570

Total	$1,810	$1,434	$3,249	$2,870

CVENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2013	2012
Operating activities:
Net income (loss)	$(1,977)	$1,382
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,752	2,512

Foreign currency transaction loss	166	15
Stock-based compensation expense	3,249	2,869
Change in deferred taxes	—	783
Change in operating assets and liabilities:
Accounts receivable, net	12,755	7,259
Prepaid expenses and other assets	(4,561)	(556)
Accounts payable, accrued and other liabilities	1,381	3,934
Deferred revenue	350	968

Net cash provided by operating activities	15,110	19,167

Investing activities:
Purchase of property and equipment and capitalized software development costs	(4,898)	(3,876)
Purchase of short-term investments	(3,150)	(492)
Acquisitions, net of cash acquired	(1,668)	(7,237)
Restricted cash	(229)	—

Net cash used in investing activities	(9,945)	(11,605)

Financing activities:
Repurchase of preferred stock, common stock and warrants	(1,275)	(15)

Proceeds from exercise of stock options and warrants	351	1,123

Net cash provided by (used in) financing activities	(924)	1,108

Effect of exchange rate changes on cash and cash equivalents	(166)	(15)

Increase (decrease) in cash and cash equivalents	4,075	8,655
Cash and cash equivalents, beginning of year	16,850	18,150

Cash and cash equivalents, end of year	$20,925	$26,805

Supplemental cash flow information:
Income taxes paid	$2,786	$1,888
Supplemental disclosure of non-cash investing and financing activities:
Issuance of common stock in acquisition	$—	$935

CVENT, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(in thousands)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
	(In thousands)
Net income (loss)	$(2,287)	$513	$(1,977)	$1,383
Adjustments
Interest income	(123)	(203)	(383)	(471)
Provision for income taxes	1,099	982	736	2,311
Depreciation and amortization expense	1,996	1,290	3,752	2,512
Stock-based compensation expense	1,810	1,434	3,249	2,870
Foreign currency remeasurement and transaction losses	1,216	827	1,166	414
Costs related to acquisitions and dispositions	628	455	1,032	596

Adjusted EBITDA	$4,339	$5,298	$7,575	$9,615

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
	(In thousands)
GAAP operating income (loss)	$(1,311)	$1,292	$(1,624)	$3,223
Adjustments
Stock-based compensation expense	1,810	1,434	3,249	2,870
Foreign currency remeasurement and transaction losses	1,216	827	1,166	414
Costs related to acquisitions and dispositions	628	455	1,032	596

Non-GAAP operating income	$2,343	$4,008	$3,823	$7,103

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
	(In thousands)
GAAP net income (loss)	$(2,287)	$513	$(1,977)	$1,383
Adjustments
Stock-based compensation expense	1,810	1,434	3,249	2,870
Foreign currency remeasurement and transaction losses	1,216	827	1,166	414
Costs related to acquisitions and dispositions	628	455	1,032	596

Non-GAAP net income	$1,367	$3,229	$3,470	$5,263

Non-GAAP pro forma diluted weighted average common shares outstanding(1)	34,637,166	34,825,628	34,602,728	34,845,588
Non-GAAP net income per diluted share	$0.04	$0.09	$0.10	$0.15

(1)	For purposes of pro forma diluted weighted average common shares outstanding, all shares of Series A Convertible Preferred Stock have been treated as though they have converted to Common Shares on a 1:1 basis. Since the Series A Convertible Preferred Stock participate in any net earnings on an equal basis with Common Stock shareholders, the 2012 diluted weighted average common shares and pro forma diluted weighted average common shares are the same.